CHISHOLM & ASSOCIATES
                   Certified Public Accountants
A Professional                 P.O. Box 540216            Office (801)292-8756
Corporation            North Salt Lake, Utah 84054-0216      Fax (801)292-9908
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                 CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference in this Form S-8 registration statement of the consolidated audited financial statements of IDI Global, Inc. for the year ended December 31, 2002 and our report dated January 27, 2003 included in its Form 10-KSB. We consent to all references to our firm included in or made a part of this registration statement



/s/ Chisholm & Associates

Chisholm & Associates
North Salt Lake, Utah
July 22, 2003